Exhibit 10.15

Execution Copy

SECOND AMENDMENT TO SEARCH SERVICES AGREEMENT

This Second Amendment to Search Services Agreement (“Second Amendment”) is entered into by and between AOL Inc. (successor-in-interest to AOL LLC), a Delaware corporation, with its principal place of business at 770 Broadway, New York, NY 10003 (“AOL”), and Time Inc. (“TI”), a Delaware corporation with offices at 1271 Avenue of the Americas, New York, New York 10020, effective as of December 17, 2009 (the “Second Amendment Effective Date”).

INTRODUCTION

The Parties hereto wish to amend the Search Services Agreement entered into by and between the AOL and TI on August 23, 2007, as amended by the First Amendment dated as of March 10, 2009 (collectively, the “Existing Agreement”). Together, the Existing Agreement and this Second Amendment shall be referred to collectively as the “Agreement”. Capitalized terms not defined in this Second Amendment shall have the meanings set forth in the Existing Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

1.	Term. Section 6.1 (titled, “Term”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement will commence on the Effective Date and shall expire at 11:59 p.m. (EST) on January 31, 2010, unless terminated earlier as provided for in this Agreement (the “Term”). TI may terminate this Agreement upon no less than three (3) days prior written notice to AOL if Google is prepared to provide search services directly to TI.”

2.	Order of Precedence; Entire Agreement. Except as expressly modified by this Second Amendment, all terms and conditions, and provisions of the Existing Agreement shall continue in full force and effect. In the event of conflict between the terms and conditions of the Existing Agreement and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment will control. The Existing Agreement, together with any exhibits, and schedules attached thereto and referenced therein, all as modified by this Second Amendment, constitutes the entire and exclusive agreement between the Parties with respect to the subject matter thereof.

3.	Counterparts; Facsimile. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Second Amendment may be executed by signatures transmitted by facsimile.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to Search Services Agreement to be signed by their duly authorized representatives and delivered as of the dates set forth below.

AOL INC.		TIME INC.

By:	/s/ Steven Quan	By:	/s/ Andy Blau

Name:	Steven Quan	Name:	Andy Blau`

Title:	VP, Business Development	Title:

Date:	12/17/09	Date:	12/17/09

Confidential	1